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Exhibit 23.5

[KEEFE, BRUYETTE & WOODS LETTERHEAD]

September 3, 2008

The Board of Directors
Central Valley Community Bancorp
7100 North Financial Drive, Suite 101

Fresno, CA 93720

Dear Members of the Board:

        We hereby consent to the use in this registration statement on Form S-4 of our letter to the Board of Directors of Central Valley Community Bancorp included as Appendix D to the proxy statement-prospectus forming a part of this registration statement on Form S-4 and to all references to our firm in such proxy statement-prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

Keefe, Bruyette & Woods

Keefe, Bruyette & Woods • 101 California Street • Suite 3700 • San Francisco, CA 94111
Corporate Finance 877.520.8569 • Equity 800.345.3053 • Fixed Income 877.778.5330

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  Exhibit 23.5